UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 20, 2018

nFüsz, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-55314	90-1118043
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

344 S. Hauser Boulevard, Suite 414

Los Angeles, California 90036

(Address of principal executive office, including zip code)

(855) 250-2300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Section 8 – Other Events

Item 8.01 Other Events.

As reported on Form 8-K filed on January 3, 2018, we entered into an agreement on January 2, 2018 (the “Agreement”) with Oracle America, INC. (“ORACLE”) pursuant to which we agreed to develop an application (a “Partner Application” as defined in the Agreement) to facilitate the integration of our notifiCRM interactive video messaging technology into the NetSuite Software-as-a-Service (SaaS) platform developed by ORACLE (the “ORACLE SERVICE”), and to ensure the interoperability of our notifiCRM technology with the ORACLE SERVICE. The Parties intend that all ORACLE NetSuite customers (existing and future) that pay an additional per user fee (discussed below), will have the ability to create, edit, send, and track notifiCRM interactive video messaging seamlessly through the ORACLE NetSuite user interface. The ORACLE SERVICE integrates Enterprise Resource Planning, Customer Relationship Management, E-commerce (web site hosting, web store transactions) and partner collaboration capabilities. The Agreement provides that the development of the application will be completed within one year.

On April 11, 2018, development of the integrated notifiCRM application was completed and submitted to ORACLE for final testing and approval. On April 20, 2018, ORACLE completed its testing and review of the integrated notifiCRM application and awarded the application with the “Built For NetSuite” status, and official “BFN Badge”, a designation intended to confirm that the application and the integration, built using the NetSuite SuiteCloud Computing Platform, meet NetSuite’s standards and best practices, and also to give NetSuite customers confidence that the integrated notifiCRM application and integration meet NetSuite’s standards and best practices. The nFusz integrated notifiCRM application for ORACLE NetSuite users is now available on NetSuite’s online portal www.suiteapp.com for a price of $99 per month per enterprise account, plus an additional $10 per month for each user license associated with that enterprise account (the “nFusz Fees”).

A press release we approved announcing the foregoing has been prepared but we have been advised that it is awaiting final review and approval by certain parties, including the Oracle NetSuite CEO, after which, subject to any changes, will be distributed to the news wires. We have requested that the review and approval process be expedited.

The nFusz Fees are paid in addition to the fees ORACLE NetSuite charges its customers for the ORACLE SERVICE (the “NetSuite Subscription fees”). In accordance with, and subject to the terms of the Agreement, revenue from nFusz Fees paid by NetSuite customers that ORACLE generates for us will be shared between Oracle and us as follows: 90% for us and 10% to ORACLE. In addition, ORACLE will pay a commission to us equal to 10% of the NetSuite Subscription fees from customers that we refer to ORACLE who become new NetSuite subscribers.

The Agreement is non-exclusive and contains covenants, representations and warranties of ORACLE and us that are typical for agreements of this type, including, among other things, provisions for confidentiality, intellectual property, and the licensed use of each other’s trademarks for marketing purposes.

The foregoing description of the terms of the Agreement, does not purport to be complete and is subject to, and qualified in its entirety by reference to the Agreement itself, a copy of which is attached to this Form 8-K as Exhibit 10.1, and incorporated herein by reference. The benefits and representations and warranties set forth in such document (if any) are not intended to and do not constitute continuing representations and warranties of us or any other party to persons not a party thereto.

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Item 9.01 Financial Statements and Exhibits.

10.1 Oracle nFusz Agreement, dated January 2, 2018

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 23, 2018	nFüsz, Inc.

	By:	/s/ Rory J. Cutaia
	Name:	Rory J. Cutaia
	Title:	Chairman and Chief Executive Officer

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